      As filed with the Securities and Exchange Commission on June 19, 2002
                                                  Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                VITALSTATE, INC.
             (Exact name of registrant as specified in its charter)


         NEW YORK                                      13-3935933
         --------                                      ----------
(State or other jurisdiction                           (IRS Employer
of incorporation or organization)                      Identification No.)


                               2191 HAMPTON AVENUE
                            MONTREAL, QUEBEC H4A 2K5
                                     CANADA
                                 (514) 369-4221
         (Address, Including Zip Code and Telephone Number, of Principal
                               Executive Offices)

              VITALSTATE, INC. 2002 NON-STATUTORY STOCK OPTION PLAN
                            (Full Title of the Plan)


                                                           Copy to:

             HEATHER BAKER                           ADAM S. GOTTBETTER, ESQ.
         2191 HAMPTON AVENUE                   KAPLAN GOTTBETTER & LEVENSON, LLP
               MONTREAL                                630 THIRD AVENUE
        QUEBEC H4A 2K5 CANADA                      NEW YORK, NEW YORK 10017
            (514) 369-4221                              (212) 983-6900
(Name, Address and Telephone Number,
including Area Code, of Agent for Service)



                         CALCULATION OF REGISTRATION FEE


                                                        PROPOSED
                                                        MAXIMUM          PROPOSED
                                                        OFFERING         MAXIMUM          AMOUNT OF
      TITLE OF SECURITIES              AMOUNT TO BE      PRICE          AGGREGATE        REGISTRATION
       TO BE REGISTERED                 REGISTERED     PER SHARE      OFFERING PRICE        FEE(1)
-----------------------------------------------------------------------------------------------------
Common Stock, par value $.000333
 per share, pursuant to the
 Exercise of Options
Granted Under the Plan to:
James Klein                                25,000        $1.235           $30,875            $2.84
Heather Baker                              25,000        $1.235           $30,875            $2.84
Steve Leroux                               25,000        $1.235           $30,875            $2.84
Tommy Kane                                 25,000        $1.235           $30,875            $2.84
Michael Farber                             25,000        $1.235           $30,875            $2.84
Norma Murphy                               12,500        $1.235           $15,438            $1.42
Dean Hollingworth                          12,500        $1.235           $15,438            $1.42
TOTAL                                     150,000        $1.235          $185,250           $17.05
-----------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices of the common stock of the Registrant as traded in the over-the counter market and reported on the OTC Electronic Bulletin Board of the National Association of Securities Dealers on June 17, 2002.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION

Pursuant to the Note to Part I of the Form S-8, the information required by Part I is not filed with the Securities and Exchange Commission.

ITEM 2. INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Registrant will provide without charge to each person to whom a copy of a
Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to Vitalstate, Inc., 2191 Hampton Avenue, Montreal, Quebec, H4A 2K5 Canada, (514) 369-4221.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this registration statement.

         (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 filed pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed by Registrant pursuant to Section 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

         (c) The description of the common stock (the "Common Stock") of the Registrant is contained in the Registrant's registration statement on Form 10-SB, as amended.

         All documents filed by the Registrant pursuant to Section 13 (a), 13
(c), 14 and 15 (d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable, the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of common stock registered in this registration statement has been passed upon for the Registrant by Kaplan Gottbetter & Levenson, LLP, ("KGL") whose opinion is attached hereto as Exhibit
5. As at June 17, 2002 Adam S. Gottbetter, Paul R. Levenson, and Steven M. Kaplan, partners in KGL, owned an aggregate of 29,500 shares of common stock of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article SIXTH of our Certificate of Incorporation provides as follows:
"The personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law." Article SEVENTH of our Certificate of Incorporation provides as follows: "The Corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution or shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the Corporation."

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8. EXHIBITS

EXHIBIT NO.     DESCRIPTION
-----------     -----------
2.1             Reorganization Agreement dated March 27, 2002 by and among
                Registrant, Group Intercapital Inc., Nuvo Way Inc., Heather
                Baker and the shareholders of Nuvo Way Inc. (1)

2.2 Addendum to Reorganization Agreement dated April 3, 2002 by and among Registrant, Group Intercapital Inc., Nuvo Way Inc.,
                Heather Baker and the shareholders of Nuvo Way Inc. (1)

3.1             Certificate of Incorporation filed August 13, 1996 (2)

3.2(a) Certificate of Amendment of the Certificate of Incorporation filed April 7, 1999 (2)

3.2(b) Certificate of Amendment of the Certificate of Incorporation filed September 20, 1999 (3)

3.2(c) Certificate of Amendment of the Certificate of Incorporation filed November 20, 2000 (4)

3.2(d) Certificate of Amendment of the Certificate of Incorporation filed January 29, 2001 (5)

3.2(e) Certificate of Amendment of the Certificate of Incorporation filed March 29, 2002 (6)

3.2(f) Certificate of Amendment of the Certificate of Incorporation filed June 5, 2002

3.3             By-Laws of Registrant (2)

4               Vitalstate, Inc. 2002 Non-Statutory Stock Option Plan

5               Opinion of Counsel, Kaplan Gottbetter & Levenson, LLP.

10 Fashion Consultant Agreement dated as of December 7, 1998, by and between Tanner Companies Limited Partnership and Falene R.
                Gottbetter (2)

10.1 Termination of Independent Contractor Relationship Agreement dated April 5, 2002 among Registrant, Falene Gottbetter, Roberta
                Winley and Judy Cohen (1)

21              Subsidiaries - Vital State Canada Ltd. (formerly Nuvo Way Inc.)

23.1            Consent of Counsel (included in Exhibit 5 hereto).

23.2            Consent of Thomas Monahan, CPA

--------------------

(1) Incorporated by reference to Form 8-K dated March 27, 2002 filed on April 11, 2002.

(2) Incorporated by reference to the registration statement on Form 10-SB filed July 22, 1999.

(3) Incorporated by reference to Form 10-QSB for the period ended September 30, 1999 filed on November 15, 1999.

(4)      Incorporated by reference to Form 8-K December 4, 2000.

(5)      Incorporated by reference to Schedule 14C filed on January 5, 2001.

(6) Incorporated by reference to Form 10-KSB for the fiscal year ended December 31, 2001 filed on April 9, 2002.

ITEM 9. UNDERTAKINGS

(a)      The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10 (a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a) (1)(ii) do not apply if the conformation required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bonafide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act (and, where applicable, each filing of any employee benefits plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bonafide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montreal, Providence of Quebec on the 18th day of June, 2002.


                                         VITALSTATE, INC.

                                         By:  /s/Heather Baker
                                              ----------------------------------
                                              Heather Baker, President and
                                              Chief Executive Officer

                                         By:  /s/James Klein
                                              ----------------------------------
                                              James Klein, Secretary, Treasurer
                                              and Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicates and on the dates indicated.


SIGNATURE                       TITLE                                             DATE
---------                       -----                                             ----
/s/Heather Baker                President, Chief Executive Officer           June 18, 2002
-------------------------
Heather Baker                   and Director

/s/James Klein                  Secretary, Treasurer, Chief Financial        June 18, 2002
-------------------------
James Klein                     Officer and Director

/s/Jonathan Farber              Director                                     June 18, 2002
-------------------------
Jonathan Farber

/s/Leontis Teryazos             Director                                     June 18, 2002
-------------------------
Leontis Teryazos